EXHIBIT 32.1

CERTIFICATIONS

CERTIFICATION  PURSUANT TO THE SARBANES-OXLEY ACT

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Dr. Linda J. Allison__________, President and Chief Executive Officer of Bi-Optic Ventures, Inc. (the “Company”) do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.  This Quarterly Report on Form 10-QSB of the Company for the period ended November 30, 2007 as filed with the Securities and Exchange

    Commission (the “report”), fully complies with the requirements of

    Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  January 14, 2008

/s/ Dr. Linda J. Allison

Dr. Linda J. Allison, President and Chief Executive Officer

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